           As filed with the Securities and Exchange Commission on July 27, 2001
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        HAVERTY FURNITURE COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      Maryland                               58-0281900
             ------------------------------      -------------------------------
             (State or other jurisdiction        (I.R.S. Employer Identification
             of incorporation or organization)    Number)


            780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1998 STOCK OPTION PLAN
                           ---------------------------
                            (Full Title of the Plan)

                               JOHN E. SLATER, JR.
                      President and Chief Executive Officer
                        780 Johnson Ferry Road, Suite 800
                             Atlanta, Georgia 30342
                                 (404) 443-2900
                    ----------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                          Terry Ferraro Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3500

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be         Offering Price Per      Aggregate Offering              Amount of
     to be Registered           Registered             Share(1)                Price(1)                Registration Fee
  -------------------         ------------         ------------------      ------------------          ----------------

Options and Shares of
$1.00 par value Common           2,000,000               $13.88                $27,760,000                   $6,940
Stock                             Shares
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the New York Stock Exchange on July 24, 2001.

================================================================================

      This Registration Statement covers 2,000,000 additional shares of the $1.00 par value Common Stock of Haverty Furniture Companies, Inc. (the "Company") issuable pursuant to the Company's 1998 Stock Option Plan, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 333-53215, as filed with the Securities and Exchange Commission (the "Commission") on May 21, 1998, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, together with those portions of the Company's 2000 Annual Report to Stockholders, including the audited financial statements contained therein, which are incorporated by reference into the Company's Form 10-K;
         2. The Company's Definitive Proxy Statement, dated March 23, 2001, as filed with the Securities and Exchange Commission (the "Commission") in connection with the Company's 2001 Annual Meeting of Stockholders;
         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission; and
         4. The Company's Registration Statement on Form 8-A, as filed with the Commission on August 25, 1998, to register the Company's $1.00 par value Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

ITEM 8.    EXHIBITS.

           The following exhibits are filed with or incorporated by reference into this Registration Statement:

EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
--------------    ----------------------
     5.1          Opinion of Smith, Gambrell & Russell, LLP.

    10.1 Registrant's 1998 Stock Option Plan (incorporated by reference from Registration Statement on Form S-8, Registration No.
                  333-53215, Exhibit No. 10.1).

    10.2          Amendment to Registrant's 1998 Stock Option Plan.

    23.1          Consent of Ernst & Young LLP.

    23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

    24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of July, 2001.

                                      HAVERTY FURNITURE COMPANIES, INC.


                                 By: /s/ John E. Slater, Jr.
                                     ------------------------------------------
                                     John E. Slater, Jr.
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rawson Haverty, John E. Slater, Jr. and Dennis L. Fink or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                           Signatures                                        Title                        Date
                           ----------                                        -----                        ----



      /s/ Rawson Haverty                                              Chairman Emeritus               July 26, 2001
      ----------------------------------------------------
                         Rawson Haverty


      /s/ Clarence H. Ridley                                        Chairman of the Board             July 26, 2001
      ----------------------------------------------------
                       Clarence H. Ridley


      /s/ John E. Slater, Jr.                                     President, Chief Executive          July 26, 2001
      ----------------------------------------------------           Officer and Director
                       John E. Slater, Jr.                           (Principal Executive
                                                                           Officer



      /s/ Clarence H. Smith                                      Chief Operating Officer and          July 26, 2001
      ----------------------------------------------------                 Director
                        Clarence H. Smith


      /s/ Dennis L. Fink                                           Executive Vice President           July 26, 2001
      ----------------------------------------------------       and Chief Financial Officer
                         Dennis L. Fink                         (Principal Financial Officer)



      /s/ Dan C. Bryant                                         Vice President and Controller         July 26, 2001
      ----------------------------------------------------      (Principal Accounting Officer)
                          Dan C. Bryant


      /s/ Fred J. Bates                                              Regional Manager and             July 26, 2001
      ----------------------------------------------------                 Director
                          Fred J. Bates



      /s/ John T. Glover                                                   Director                   July 26, 2001
      ----------------------------------------------------
                         John T. Glover


                                                                 Senior Vice President, Real
      /s/ Rawson Haverty, Jr.                                    Estate and Development, and          July 26, 2001
      ----------------------------------------------------                 Director
                       Rawson Haverty, Jr.


      /s/ L. Phillip Humann                                                Director                   July 26, 2001
      ----------------------------------------------------
                        L. Phillip Humann



      /s/ Mylle B. Mangum                                                  Director                   July 26, 2001
      ----------------------------------------------------
                         Mylle B. Mangum



      /s/ Frank S. McGaughey, III                                          Director                   July 26, 2001
      ----------------------------------------------------
                     Frank S. McGaughey, III


                                                                    Senior Vice President,
      /s/ M. Tony Wilkerson                                        Marketing, and Director            July 26, 2001
      ----------------------------------------------------
                       M. Tony Wilkerson


      /s/ Robert R. Woodson
      ----------------------------------------------------                 Director                   July 26, 2001
                       Robert R. Woodson

                                  EXHIBIT INDEX


                      EXHIBIT
                      NUMBER                  DESCRIPTION OF EXHIBIT
                      ------          ------------------------------------------

                        5.1           Opinion of Smith, Gambrell & Russell, LLP.

                       10.2           Amendment to 1998 Stock Option Plan.

                       23.1           Consent of Ernst & Young LLP.